UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported) :  January 12, 2006

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

2929 Allen Parkway

P.O. Box 2521

Houston, Texas 77252-2521

(Address of principal executive offices, including zip code)

(713) 759-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 12, 2006, the Board of Directors of the Company elected William G. Manias as Vice President and Chief Financial Officer of Texas Eastern Products Pipeline Company, LLC (the “Company”), which is the general partner of TEPPCO Partners, L.P., effective January 13, 2006.  William G. Manias, age 43, has been Vice President of Corporate Development of Enterprise Products Partners L.P. since October 2004.  He served as Vice President and Chief Financial Officer of Gulfterra Energy Partners, L.P. from February 2004 until October 2004.  Mr. Manias was previously Vice President of Business Development and Strategic Planning at El Paso Energy Partners, L.P. from October 2001 to February 2004.  Prior to his joining El Paso Energy Partners, L.P. in October 2001, Mr. Manias served as Vice President of Investment Banking for J.P. Morgan Securities Inc. from January 1996 to August 2001.  Mr. Manias will serve as principal financial and accounting officer of the Company.  Tracy E. Ohmart, acting Chief Financial Officer of the Company since July 2005, was reinstated as Controller of the Company effective January 13, 2006.  In accordance with the terms of the Third Amended and Restated Administrative Services Agreement dated August 15, 2005, but effective as of February 24, 2005, a copy of which was filed as Exhibit 99.1 to a Current Report on Form 8-K dated August 19, 2005, the Company will be allocated a portion of Mr. Manias’ compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
General Partner

Date: January 19, 2006	/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer